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                                                                      Exhibit 11


                             CALCULATION OF AVERAGE
                          NUMBER OF SHARES OUTSTANDING
                            (In thousands of shares)



                                                                      Thirteen Weeks Ended
                                                                    ------------------------
                                                                April 2,                April 3,
                                                                  1995                    1994
                                                                --------                --------
Number of shares of
Class A and Class B
stock outstanding
at beginning of
period                                                            11,345                    11,713

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                                                 18                         -

Repurchase of Class B
common stock (weighted)                                             (149)                        -

Unexercised stock option
equivalent shares com-
puted under the "treasury
stock method"                                                          6                         7
                                                                  ------                    ------

Average number of
shares outstanding
during the period                                                 11,220                    11,720
                                                                  ======                    ======